As filed with the Securities and Exchange Commission on December 7, 2016
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

COMSTOCK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	04-1667468
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034
(Address of Principal Executive Offices)

COMSTOCK RESOURCES, INC.
2009 LONG-TERM INCENTIVE PLAN
Amended and Restated Effective As Of November 8, 2016
(Full title of the plan)

M. Jay Allison
Chairman of the Board of Directors and Chief Executive Officer
Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
(Name and address of agent for service)
(972) 668-8800
(Telephone number, including area code, of agent for service)
___________________

With copies to:

Jack E. Jacobsen
Locke Lord LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
(214) 740-8000
___________________

Indicate by check number whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $0.50 par value per share	2,500,000 shares	$9.45	$23,625,000.00	$2,738.14

(1)
The offering price per share, aggregate offering price and registration fee with respect to the shares of common stock of Comstock Resources, Inc. (the "Company"), par value $0.50 per share (the "Common Stock"), issuable pursuant to the Comstock Resources, Inc. 2009 Long-term Incentive Plan as Amended and Restated Effective as of November 8, 2016 (the "Plan") described herein have been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on November 30, 2016 as reported in the consolidated reporting system of the New York Stock Exchange.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock as may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Comstock Resources, Inc., a Nevada corporation (the "Company"), to register an additional 2,500,000 shares of the Company's common stock, par value $0.50 per share (the "Common Stock"), for issuance under the Comstock Resources, Inc. 2009 Long-term Incentive Plan as Amended and Restated Effective as of November 8, 2016 (the "Plan"). Accordingly, pursuant to General Instruction E to Form S-8, the Company incorporates by reference the contents of the Company's prior registration statements on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on May 19, 2009 (Registration No. 333-159332) and September 29, 2015 (Registration No. 333-207180) except as otherwise updated or modified by this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents filed with the Commission:

(a)	The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2015;

(b)
The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the Commission on May 4, 2016, August 1, 2016 and November 9, 2016, respectively;

(c)	The Company's Current Report on Form 8-K filed with the Commission on August 1, 2016;
(d)
All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above; and

(e)
The description of the Common Stock contained in the Company's registration statement on Form 8-A (Registration Statement No. 001-03262) filed with the Commission on December 6, 1996, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No.        Description

4	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-3 (Registration No. 333-112100) filed on January 22, 2004).

5*	Opinion of Locke Lord LLP.

23.1*	Consent of Locke Lord LLP (See Exhibit 5).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Lee Keeling & Associates, Inc.

24*	Power of Attorney (included on the signature page of this registration statement).

99*	Comstock Resources, Inc. 2009 Long-term Incentive Plan as Amended and Restated Effective as of November 8, 2016.

_____________
* Filed herewith

(Signature Page Follows)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on December 7, 2016.

 COMSTOCK RESOURCES, INC.

 By:  /s/ ROLAND O. BURNS
 President, Chief Financial Officer,
  Secretary and Director
 (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes M. Jay Allison and Roland O. Burns, and each of them, with full power to act without the other, to sign and file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either of them deems appropriate, and each such person hereby appoints M. Jay Allison and Roland O. Burns, and each of them, as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ M. JAY ALLISON M. Jay Allison	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 7, 2016

/s/ ROLAND O. BURNS Roland O. Burns	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	December 7, 2016

/s/ ELIZABETH B. DAVIS Elizabeth B. Davis	Director	December 7, 2016

/s/ DAVID K. LOCKETT David K. Lockett	Director	December 7, 2016

/s/ CECIL E. MARTIN, JR. Cecil E. Martin, Jr.	Director	December 7, 2016
/s/ FREDERIC D. SEWELL Frederic D. Sewell	Director	December 7, 2016

/s/ DAVID W. SLEDGE David W. Sledge	Director	December 7, 2016

/s/ JIM L. TURNER Jim L. Turner	Director	December 7, 2016

Exhibit Index

Exhibit No.        Description

4	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-3 (Registration No. 333-112100) filed on January 22, 2004)

5*	Opinion of Locke Lord LLP

23.1*	Consent of Locke Lord LLP (See Exhibit 5)

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Lee Keeling & Associates, Inc.

24*	Power of Attorney (included on the signature page of the Registration Statement)

99*	Comstock Resources, Inc. 2009 Long-term Incentive Plan as Amended and Restated Effective as of November 8, 2016

_____________
*Filed herewith

EXHIBIT 5

December 7, 2016

Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034

Re:	Registration of 2,500,000 Shares of Common Stock, par value of $0.50 per share, pursuant to a Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Comstock Resources, Inc., a Nevada corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 2,500,000 shares of common stock, $0.50 par value per share ("Common Stock"), of the Company, and such additional shares of Common Stock as may become issuable pursuant to the provisions of the Comstock Resources, Inc. 2009 Long-term Incentive Plan as Amended and Restated Effective as of November 8, 2016 (the "Plan") (such shares collectively referred to as the "Securities"), to be issued pursuant to the Plan.

In rendering this opinion we have examined the Registration Statement, the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, and such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

 Respectfully submitted,
 /s/ Locke Lord LLP
 Locke Lord LLP

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Comstock Resources, Inc. 2009 Long-term Incentive Plan as Amended and Restated Effective as of November 8, 2016 of our report dated February 26, 2016, except for Notes 1, 6, 7 and 11 as to the effect of the reverse stock split, as to which the date is August 1, 2016, with respect to the consolidated financial statements of Comstock Resources, Inc., included in its Current Report on Form 8-K dated August 1, 2016, and our report dated February 26, 2016, with respect to the effectiveness of internal control over financial reporting of Comstock Resources, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young llp

Dallas, Texas,
December 6, 2016

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Comstock Resources, Inc. 2009 Long-term Incentive Plan as Amended and Restated Effective as of November 8, 2016 of the reference of our firm and to the reserve estimates as of December 31, 2015 and our report thereon in the Annual Report on Form 10-K of Comstock Resources, Inc. for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Lee Keeling & Associates, Inc.
Lee Keeling & Associates, Inc.

Dallas, Texas,
December 7, 2016